Exhibit 28 (h) (1) (b) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

SERVICES AGREEMENT

THIS AGREEMENT, dated and effective as of January 1, 2004 (this “Agreement”) between FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA, a Delaware statutory trust (the “Adviser”), and FEDERATED ADVISORY SERVICES COMPANY, a Delaware statutory trust (“FASC”),

WITNESSETH:

WHEREAS, the Adviser serves pursuant to advisory or subadvisory agreements (“Advisory Agreements”) as investment advisor or subadvisor to investment companies registered under the Investment Company Act of 1940 (the “1940 Act”) and/or separate accounts not required to be so registered (collectively, “Accounts”); and

WHEREAS, the Adviser desires to engage FASC to provide certain services to Adviser in connection with the services to be provided by the Adviser under the Advisory Agreements;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Services. FASC agrees to provide to the Adviser the services indicated in Exhibit A to this Agreement (the “Services”).

2. Fees. For its Services under this Agreement, Adviser agrees to pay FASC the Services Fees calculated and payable in accordance with Exhibit B to this Agreement.

3. Records. FASC shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the Services performed by it and not otherwise created and maintained by another party. Where applicable, such records shall be maintained by FASC for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to any Account which are in the possession of FAS shall be the property of such Account. The Account, or its owners or authorized representatives, shall have access to such books and records at all times during FASC's normal business hours. Upon reasonable request, copies of any such books and records shall be provided promptly by FASC to the Account or the Account's owners or authorized representatives.

4. Limitation of Liability and Indemnification.

(a) FASC shall not be responsible for any error of judgment or mistake of law or for any loss suffered by the Advisor or any Account in connection with the matters to which this Agreement relates, except a loss resulting from willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b) The Adviser shall indemnify FASC and shall hold FASC harmless from and against any liability to any Account or to any other person which may incurred by or asserted against FASC for any action taken or omitted by it in performing the Services in accordance with the above standards, and any expenses (including the reasonable fees and expenses of its counsel) which may be incurred by FASC in investigating or defending itself against the assertion of any such liability. FASC shall give prompt notice to the Adviser of the assertion of any claim or liability which is reasonably likely to result in a claim for indemnification under this Section; provided that the failure to give such notice, or any delay in giving such notice, shall not lessen the obligation of the Adviser to indemnify FASC except to the extent it results in actual prejudice. The Adviser shall have the option, by notice to FASC, to assume the defense of any claim which may be the subject of indemnification hereunder. In the event such notice is given, the Adviser shall assume the defense of the claim, and FASC shall cooperate with the Adviser in such defense, subject to the obligation of the Adviser to reimburse FASC for the expenses resulting therefrom. In the event Adviser gives notice that it will assume the defense of any claim, the Adviser shall not be obligated to indemnify FASC for any further legal or other expenses incurred in investigating or defending such claim, except those incurred at the request of the Adviser or its counsel. FASC shall in no event compromise or settle any claim for which it may seek indemnification hereunder, except with the prior written consent of the Adviser or unless the Adviser fails, within 30 days after notice of the terms of such settlement, to notify FASC that it has assumed the defense of such claim and will indemnify FASC for any liability resulting therefrom.

(c) The Adviser and FASC are each hereby expressly put on notice of the limitation of liability set forth in the Declaration of Trust of the other party. Each party agrees that the obligations of the other party pursuant to this Agreement shall be limited solely to such party and its assets, and neither party shall seek satisfaction of any such obligation from the shareholders, trustees, officers, employees or agents of the other party, or any of them.

5. Duration and Termination.

(a) Subject to the remaining provisions of this Section, the term of this Agreement shall begin on the effective date first above written and shall continue until terminated by mutual agreement of the parties hereto or by either party on not less than 60 days’ written notice to the other party hereto.

(b) Notwithstanding the foregoing, to the extent that the Services to be provided with respect to any Account which is registered as an investment company under the 1940 Act (herein referred to as a “registered investment company”) are services referred to in the definition of “investment advisor” under Section 202(a)(11) of the Investment Company Act of 1940 (herein referred to as “investment advisory services”), then with respect to such Account, this Agreement:

(i) shall not commence until the effective date of its approval by the board of directors or trustees (“Board”) of such Account;

(ii) shall continue from year to year thereafter, subject to the provisions for termination and all other terms and conditions hereof, only if such continuation shall be specifically approved at least annually by a majority of the Board, including a majority of the members of the Board who are not parties to this Agreement or interested persons of any such party (other than as members of the Board) cast in person at a meeting called for that purpose;

(iii) may be terminated at any time without the payment of any penalty by the Board or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act) of the Account on 60 days’ written notice to the Adviser;

(iv) shall automatically terminate in the event of (A) its assignment (as defined in the 1940 Act) or (B) termination of the Advisory Agreement for any reason whatsoever.

6. Amendment. This Agreement may be amended at any time by mutual written agreement of the parties hereto; provided, however, that no Amendment to this Agreement shall be effective with respect to any investment advisory services to be provided to any Account which is registered investment company unless, to the extent required by Section 15(a)(2) of the 1940 Act, such amendment has been approved both by the vote of a majority of the Board of the Account, including a majority of the members of the Board who are not parties to this Agreement or interested persons of any such party (other than as members of the Board), cast in person at a meeting called for that purpose and, where required by Section 15(a)(2) of the 1940 Act, on behalf of the Account by a majority of the outstanding voting securities of such Account as defined in Section 2(a)(42) of the 1940 Act.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

8. Section Headings; Counterparts. The underlined Section headings in this Agreement are for convenience of reference only and shall not affect its construction or interpretation. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the effective date first above written.

FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA By: /s/ Keith M. Schappert Name: Keith M. Schappert Title: President	FEDERATED ADVISORY SERVICES COMPANY By: /s/ J. Christopher Donahue Name: J. Christopher Donahue Title: Chairman

EXHIBIT A

DESCRIPTION OF SERVICES

The following are the categories of Services to be provided by FASC to the Adviser pursuant to the Agreement:

1.	Performance attribution. Performance attribution enables portfolio managers and senior management to identify the specific drivers behind each portfolio’s performance. Performance attribution analysts are responsible for data integrity, creation of attribution reports and maintenance of attribution models.
2.	Administration and Risk Management. Employees of Federated Advisory Services Company provide support to portfolio managers and other employees of affiliated advisers. Such services may include development of risk management programs, production of portfolio and compliance reports for clients and/or fund Boards, completion of required broker and custody documentation, development and documentation of operational procedures, coordination of proxy voting activities, on-site support of hardware and software, etc.
3.	Equity Trading and Transaction Settlement. The equity trading desks execute buy and sell orders based on instructions provided by affiliated advisers. The trading staff either places orders electronically or contacts brokers to place orders, find liquidity and seek price levels. Upon completion of a transaction, the transaction settlement group works with the broker and the account custodian to insure timely and accurate exchange of securities and monies.
4.	Fundamental analysis. The equity investment analysts provide independent research and analysis of specific companies within a sector. Typically, analysis includes review of published reports, interviews of company management, on-site observation of company operations, and the use of various financial models. In addition, analysts read trade journals, attend industry conferences, and focus on trends within the sector and industry. Based on this proprietary analysis, the analyst makes buy, sell or hold recommendations to the adviser.
5.	Quantitative Analysis. Quantitative analysts develop and apply financial models designed to enable equity portfolio managers and fundamental analysts to screen potential and current investments, assess relative risk and enhance performance relative to benchmarks and peers.

Categories 1 and 2 above shall not be treated as “investment advisory services” for purposes of Section 5(b) of the Agreement. Categories 3, 4 and 5 above shall be treated as “investment advisory services” for purposes of Section 5(b) of the Agreement.

EXHIBIT B

CALCULATION AND PAYMENT OF SERVICES FEES

For each Category of Services referenced in Exhibit A, Adviser shall pay FASC a Services Fee, payable monthly in arrears, determined according to the following formula:

Services Fee	=	Cost of Services	x	Adviser’s Assets under Management Total Assets Under Management	x	(1 + Applicable Margin)

Where:

“Cost of Services” is FASC’s total Operating Costs incurred in providing the applicable Category of Services during the month to all investment advisers for which FASC provides that Category of Services.

“Adviser’s Assets under Management” is the total average assets under management for the month for all Accounts or portions thereof for which the Adviser acts as investment adviser or subadvisor and which utilize the Category of Services.

“Total Assets under Management” is the total average assets under management for the month for all Accounts or portions thereof for which all investment advisers (including the Adviser) to which FASC provides that Category of Services act as investment adviser or subadviser and which utilize the Category of Services.

“Applicable Margin” is 0.10.

“Operating Costs” means all operating expenses and non-operating expenses of FASC for the cost center(s) providing the applicable Category of Services.

AMENDMENT TO SERVICES AGREEMENT

This AMENDMENT TO SERVICES AGREEMENT, dated and effective as of March 30, 2009 (this “Amendment”), is made between FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA., a Delaware statutory trust (the “Adviser”), and FEDERATED ADVISORY SERVICES COMPANY, a Delaware statutory trust (“FASC”). Capitalized terms used, but not defined, in this Amendment have the meanings given to such terms in the Services Agreement (as defined below).

RECITALS

WHEREAS, the Adviser and FASC have entered into that certain Services Agreement dated as of January 1, 2004 (as amended, the “Services Agreement”), pursuant to which FASC provides certain performance attribution, administration and risk management, equity trading and transaction settlement, fundamental analysis, and quantitative analysis services to Adviser in connection with Adviser providing investment advisory or sub-advisory services to investment companies registered under the Investment Company Act of 1940 (“1940 Act”) and/or separate accounts not required to be so registered (collectively, “Accounts”); and

WHEREAS, the Adviser and FASC desire to amend the Services indicated in Exhibit A to the Services Agreement, solely with respect to Accounts that are not investment companies registered under the 1940 Act, to provide that, as part of the administration and risk management services provided by FASC, FASC may provide certain coordination of client portfolios and related fixed income trade execution implementation and administration services to Adviser when Adviser is acting as adviser or sub-adviser with respect to such Accounts.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.       Amendment to Exhibit A to Services Agreement. Solely with respect to Accounts that are not investment companies registered under the 1940 Act, the section of Exhibit A to the Services Agreement entitled “Administration and Risk Management” shall be, and hereby is, deleted in its entirety and replaced with the following:

“2. Administration and Risk Management. Employees of Federated Advisory Services Company provide support to portfolio managers and other employees of affiliated advisers. Such services may include development of risk management programs, production of portfolio and compliance reports for clients and/or fund Boards, coordination of client portfolios and related fixed income trade execution implementation and administration, completion of required broker and custody documentation, development and documentation of operational procedures, coordination of proxy voting activities, on-site support of hardware and software, etc.”

2.       Miscellaneous. This Amendment shall be effective as of the date first above written upon its execution and delivery by each of the parties hereto. The Services Agreement, as amended by this Amendment with respect to Accounts that are not investment companies registered under the 1940 Act, shall remain in full force and effect. The Services Agreement also shall remain in full force and effect without amendment with respect to Accounts that are investment companies under the 1940 Act. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Amendment as of the date first above written.

FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA	FEDERATED ADVISORY SERVICES COMPANY
By: /s/ John B. Fisher	By: /s/ J. Christopher Donahue
Name: John B. Fisher	Name: J. Christopher Donahue
Title: President	Title: Chairman

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, dated as of January 1, 2004, that FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA, a statutory trust duly organized under the laws of the State of Delaware (the “Adviser”), does hereby nominate, constitute and appoint FEDERATED ADVISORY SERVICES COMPANY, a statutory trust duly organized under the laws of the State of Delaware ("FASC"), to act hereunder as the true and lawful agent and attorney-in-fact of the Adviser, acting on behalf of each of the funds or accounts for which Adviser acts as investment adviser or subadviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such fund or account being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as Adviser, or FASC acting as agent for the Adviser pursuant to the Services Agreement dated as of January 1, 2004 between the Adviser and FASC (such agreement, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the “Services Agreement”), may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser or subadviser of each Fund under the Adviser’s investment advisory or subadvisory contract for such Fund (such investment advisory or subadvisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

The Adviser hereby ratifies and confirms as good and effectual, at law or in equity, all that FASC, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on FASC to act or assume responsibility for any matters referred to above or other matters even though FASC may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser from any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser or subadviser of any of the Funds.

The Adviser hereby agrees to indemnify and save harmless FASC and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to FASC herein to act on behalf of the Adviser, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of FASC's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to FASC herein to act on behalf of the Adviser, or the taking of any action under or in connection with any of the foregoing. The obligations of the Adviser under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by FASC on behalf of the Adviser during the term of this Limited Power of Attorney.

Any person, partnership, corporation or other legal entity dealing with FASC in its capacity as attorney-in-fact hereunder for the Adviser on behalf of any Fund is hereby expressly put on notice that FASC is acting solely in the capacity as an agent of the Adviser as agent for the Fund and that any such person, partnership, corporation or other legal entity must look solely to the Fund in question for enforcement of any claim against the Fund, as FASC assumes no personal liability whatsoever for obligations of the Fund entered into by FASC in its capacity as attorney-in-fact for the Adviser.

Each person, partnership, corporation or other legal entity which deals with a Fund through FASC in its capacity as agent and attorney-in-fact of the Adviser, is hereby expressly put on notice (i) that all persons or entities dealing with the Fund must look solely to the assets of the Fund on whose behalf FASC is acting pursuant to its powers hereunder for enforcement of any claim against the Fund, as the trustees, officers and/or agents of such Fund, the shareholders of the various classes of shares of the Fund, and the other Funds of the trust or corporation of which a Fund may be a series, assume no personal liability whatsoever for obligations entered into on behalf of such Fund, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund.

The execution of this Limited Power of Attorney by the Adviser acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of FASC pursuant to the power or authority granted to FASC under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund on whose behalf FASC was acting pursuant to the authority granted hereunder.

The Adviser hereby agrees that no person, partnership, corporation or other legal entity dealing with FASC shall be bound to inquire into FASC's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Adviser that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Services Agreement or as to any Fund upon the cancellation or termination of the Adviser’s Investment Advisory Contract for such Fund. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Adviser at any time provided that no such revocation or termination shall be effective until FASC has received actual notice of such revocation or termination in writing from the Adviser.

This Limited Power of Attorney constitutes the entire agreement between the Adviser and FASC and may be changed only by a writing signed by both of them, except that the Adviser may at any time change the list of Funds to which this Limited Power of Attorney relates by executing and delivering to FASC a later dated version of Schedule 1. This Limited Power of Attorney shall bind and benefit the respective successors and assigns of the Adviser and FASC; provided, however, that FASC shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Adviser or any Fund.

This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon FASC herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon FASC herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Adviser when the Adviser shall have executed at least one counterpart and FASC shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Adviser and FASC will execute sufficient counterparts so that FASC shall have a counterpart executed by it and the Adviser, and the Adviser shall have a counterpart executed by the Adviser and FASC. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the Adviser has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA

By: /s/ Keith M. Schappert

Name Keith M. Schappert

Title: President

Accepted and agreed to this

January 1, 2004

FEDERATED ADVISORY SERVICES COMPANY

By: /s/ G. Andrew Bonnewell

Name: G. Andrew Bonnewell

Title: Vice President

Schedule 1

dated as of January 1, 2004

to Limited Power of Attorney

dated as of January 1, 2004

(revised as of December 1, 2025)

by FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA (the Adviser "),

acting on behalf of each of the funds and accounts listed below, and appointing

FEDERATED ADVISORY SERVICES COMPANY

the attorney-in-fact of the Adviser

List of Funds and Accounts

Federated Hermes Capital Income Fund

Federated Hermes Enhanced Income ETF

Federated Hermes Equity Income Fund, Inc.

Federated Hermes International Dividend Strategy Portfolio

Federated Hermes International Strategic Value Dividend Fund

Federated Hermes Kaufmann Fund

Federated Hermes Kaufmann Fund II

Federated Hermes Kaufmann Large Cap Fund

Federated Hermes Kaufmann Small Cap Fund

Federated Hermes Managed Volatility Fund II

Federated Hermes Max-Cap Index Fund

Federated Hermes Mid-Cap Index Fund

Federated Hermes Muni and Stock Advantage Fund

Federated Hermes Prudent Bear Fund

Federated Hermes Strategic Value Dividend Fund

Federated Hermes Strategic Dividend Growth Fund, Inc.
(Formerly Federated Hermes Equity Income Fund, Inc.)

Federated Hermes U.S. Strategic Dividend ETF

Brinker Capital Destinations Equity Income Fund

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, dated as of January 1, 2004, that PASSPORT RESEARCH, LTD., a limited partnership duly organized under the laws of the Commonwealth of Pennsylvania (the “Adviser”), does hereby nominate, constitute and appoint FEDERATED ADVISORY SERVICES COMPANY, a statutory trust duly organized under the laws of the State of Delaware ("FASC"), to act hereunder as the true and lawful agent and attorney-in-fact of the Adviser, acting on behalf of each of the funds or accounts for which Adviser acts as investment adviser or subadviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such fund or account being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as Adviser, or FASC acting as agent for the Adviser pursuant to the Services Agreement dated as of January 1, 2004 between the Adviser and FASC (such agreement, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the “Services Agreement”), may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser or subadviser of each Fund under the Adviser’s investment advisory or subadvisory contract for such Fund (such investment advisory or subadvisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

The Adviser hereby ratifies and confirms as good and effectual, at law or in equity, all that FASC, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on FASC to act or assume responsibility for any matters referred to above or other matters even though FASC may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser from any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser or subadviser of any of the Funds.

The Adviser hereby agrees to indemnify and save harmless FASC and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to FASC herein to act on behalf of the Adviser, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of FASC's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to FASC herein to act on behalf of the Adviser, or the taking of any action under or in connection with any of the foregoing. The obligations of the Adviser under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by FASC on behalf of the Adviser during the term of this Limited Power of Attorney.

Any person, partnership, corporation or other legal entity dealing with FASC in its capacity as attorney-in-fact hereunder for the Adviser on behalf of any Fund is hereby expressly put on notice that FASC is acting solely in the capacity as an agent of the Adviser as agent for the Fund and that any such person, partnership, corporation or other legal entity must look solely to the Fund in question for enforcement of any claim against the Fund, as FASC assumes no personal liability whatsoever for obligations of the Fund entered into by FASC in its capacity as attorney-in-fact for the Adviser.

Each person, partnership, corporation or other legal entity which deals with a Fund through FASC in its capacity as agent and attorney-in-fact of the Adviser, is hereby expressly put on notice (i) that all persons or entities dealing with the Fund must look solely to the assets of the Fund on whose behalf FASC is acting pursuant to its powers hereunder for enforcement of any claim against the Fund, as the trustees, officers and/or agents of such Fund, the shareholders of the various classes of shares of the Fund, and the other Funds of the trust or corporation of which a Fund may be a series, assume no personal liability whatsoever for obligations entered into on behalf of such Fund, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund.

The execution of this Limited Power of Attorney by the Adviser acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of FASC pursuant to the power or authority granted to FASC under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund on whose behalf FASC was acting pursuant to the authority granted hereunder.

The Adviser hereby agrees that no person, partnership, corporation or other legal entity dealing with FASC shall be bound to inquire into FASC's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Adviser that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Services Agreement or as to any Fund upon the cancellation or termination of the Adviser’s Investment Advisory Contract for such Fund. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Adviser at any time provided that no such revocation or termination shall be effective until FASC has received actual notice of such revocation or termination in writing from the Adviser.

This Limited Power of Attorney constitutes the entire agreement between the Adviser and FASC and may be changed only by a writing signed by both of them, except that the Adviser may at any time change the list of Funds to which this Limited Power of Attorney relates by executing and delivering to FASC a letter dated version of Schedule 1. This Limited Power of Attorney shall bind and benefit the respective successors and assigns of the Adviser and FASC; provided, however, that FASC shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Adviser or any Fund.

This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon FASC herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon FASC herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Adviser when the Adviser shall have executed at least one counterpart and FASC shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Adviser and FASC will execute sufficient counterparts so that FASC shall have a counterpart executed by it and the Adviser, and the Adviser shall have a counterpart executed by the Adviser and FASC. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the Adviser has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

PASSPORT RESEARCH, LTD.

By: Federated Equity Management Company of Pennsylvania, General Partner

By: /s/ Keith M. Schappert

Name Keith M. Schappert

Title: President

Accepted and agreed to this

January 1, 2004

FEDERATED ADVISORY SERVICES COMPANY

By: /s/ G. Andrew Bonnewell

Name: G. Andrew Bonnewell

Title: Vice President

Schedule 1

dated as of January 1, 2004

to Limited Power of Attorney

dated as of January 1, 2004

(revised as of January 1, 2010)

by PASSPORT RESEARCH, LTD. (the “Adviser”),

acting on behalf of each of the funds and accounts listed below, and appointing

FEDERATED ADVISORY SERVICES COMPANY

the attorney-in-fact of the Adviser

List of Funds and Accounts

~~Edward Jones Money Market Fund~~

~~Tax-Free Money Market Fund~~